Exhibit 23.1

KPMG LLP

Suite 700

20 Pacifica

Irvine, CA 92618-3391

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-216864) on Form S-3 and registration statements (No. 333-187884, No. 333-218385, No. 333-227654 and No. 333-236287) on Form S-8 of Taylor Morrison Home Corporation of our report dated February 28, 2019, with respect to the consolidated balance sheets of William Lyon Homes as of December 31, 2018 and 2017, and the related consolidated statements of operations, equity, and cash flows for each of the years in the three-year period ended December 31, 2018, and the related notes (collectively, the “consolidated financial statements”), which report appears in the Form 8-K of Taylor Morrison Home Corporation dated February 6, 2020.

/s/KPMG LLP

Irvine, California

February 6, 2020

KPMG LLP is a Delaware limited liability partnership and the U.S. member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity.